Exhibit 99.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made effective as of the               day of August, 2007 (the “Effective Date”), by and between LaPour Deer Valley North, L.L.C., an Arizona limited liability company (“Seller”), and Cornerstone Core Properties REIT, Inc., a Maryland corporation (“Buyer”).

RECITALS

A.                                   Seller owns certain real property located in Phoenix, Arizona more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Land”).  Seller has developed a multi-tenant office/industrial park (the “Project”) consisting of three (3) Building(s) containing approximately 159,714 square feet, in the commercial development commonly known as Pinnacle Park Business Center II.

B.                                     Buyer desires to purchase the Land together with all of Seller’s right, title and interest in (i) all buildings, structures, fixtures and improvements on the Land, including the Project (the “Improvements”), (ii) all rights, easements, tenements, hereditaments and appurtenances in any way relating or incident to the ownership of the Land as well as any rights in any strips and gores adjoining or adjacent to the Land and any rights to land lying in the bed of any street, road, alley or right-of-way adjoining the Land (the “Additional Land Rights”), (iii) all leases of space within the Improvements, and in and to all guaranties of tenants’ obligations thereunder (the “Leases”), (iv) the personal property owned by Seller located on the Land and used in the ownership, operation or maintenance of the Land, including, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, tools and supplies, but excluding any item of personal property owned by tenants and the property manager, including computers and printers and software and data thereon for operation of the Project (the “Personal Property”), (v) any contracts or other agreements relating to the repair, management or operation of the Land (collectively, the “Service Contracts”), (vi)  any certificates of occupancy or other transferable licenses, permits, authorizations and/or approvals (whether of governmental authorities or private persons) presently held by Seller and required for the lawful occupancy, operation and/or use of the Improvements or Land in the manner in which the same currently is being occupied, used and operated (but only to the extent such are assignable and transferable) (collectively, the “Permits”),  and (vii) any transferable warranties and/or guaranties still in effect with respect to the Improvements or Land in which Seller has an interest (but only to the extent assignable and transferable) (collectively, the “Warranties”) and Seller desires to sell the same pursuant to the terms and conditions hereof; the Land, Improvements,  Additional Land Rights, Leases, Personal Property, Service Contracts, Permits and Warranties are collectively referred to herein as the “Property”.

AGREEMENTS

For valuable consideration and in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

1.                                       Sale and Purchase of Property; Reference Dates.

(a)                                  Seller agrees to sell and Buyer agrees to purchase the Property on the terms and conditions contained in this Agreement.

(b)                                 (i)                                     Effective Date.  The effective date of this Agreement shall be the date set forth above (“Effective Date”).

(ii)                                  Closing Date.  October 1, 2007 shall be the Closing Date.

(iii)                               Title Review Period.  The “Title Inspection Period” shall end on the thirtieth (30th) day after the date of Opening of Escrow.

(iv)                              Property Period.  The “Property Inspection Period” shall end on the thirtieth (30th) day after the date of Opening of Escrow.

Escrow Agent is hereby instructed to complete the forgoing blanks once the Effective Date has been established.

2.                                       Purchase Price.

(a)                                  The purchase price for the Property (the “Purchase Price”) shall be Twenty Million Fifty Thousand Dollars ($20,050,000.00).  The Purchase Price is subject to adjustment as provided herein.

(b)                                 The Purchase Price shall be payable as follows:

(i)                                     Within two (2) business days of Opening of Escrow pursuant to Section 4, Buyer shall deposit in Escrow (defined below) with Escrow Agent (as defined in Section 4) as the initial earnest money deposit the sum of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) (the “Initial Deposit”) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement.  If Buyer does not terminate this Agreement on or prior to the date of expiration of the Property Inspection Period, on the first business day after the date of expiration of the Property Inspection Period, Buyer shall deposit with Escrow Agent an additional Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) (the “Additional Deposit”) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement.  Such earnest money deposits, together with all interest earned thereon is referred to herein collectively as the “Earnest Money”.

If the Escrow is not opened pursuant to Section 4 on or before August 9, 2007, or if Buyer fails to deposit the Initial Deposit or the Additional Deposit on or before the applicable date specified above, this Agreement and the Escrow shall automatically stand terminated in which event Escrow Agent shall return any earnest money then on deposit to Buyer and Seller and Buyer shall have no further obligations under this Agreement.

(ii)                                  On or before the Closing Date Buyer shall deposit in Escrow with Escrow Agent the balance of the Purchase Price (the Earnest Money shall be credited against the Purchase Price) together with Buyer’s share of expenses and net prorations, in cash, certified or cashier’s check or bank wire transfer of immediately available federal funds.

3.                                       Transfer of Property.   Title to the Property shall be conveyed to Buyer at Close of Escrow by a Special Warranty Deed (the “Deed”) in the form attached hereto as Exhibit “B”.  All matters to which the Deed is subject, including matters affecting title which Buyer approves or is deemed to approve as provided in Sections 5(a) and 5(b) below, are referred to herein as the “Permitted Exceptions”.  Seller shall transfer exclusive possession of the Property to Buyer at the Closing, subject to the Permitted Exceptions and the Leases.  Seller shall also assign to Buyer Seller’s interest in (a) all Leases, including, without limitation, all security deposits thereunder, by written assignment in the form attached hereto as Exhibit “C” (the “Lease Assignment”), and (b) certain contracts, warranties and rights (only to the extent assignable and transferable), by written assignment in the form attached hereto as Exhibit “D” (the “Intangibles Assignment”) with Buyer to give Seller written notice of the Service Contracts selected by Buyer for assumption on or before the date of expiration of the Property Inspection Period (it being understood and agreed that Buyer shall be deemed to select for assumption any Service Contracts that are not cancelable prior to the Closing or at Closing by giving written notice of cancellation).  The Personal Property shall be conveyed to Buyer at Close of Escrow by a bill of sale (the “Bill of Sale”) in the form attached hereto as Exhibit “E”.

4.                                       Escrow Agent.  Buyer and Seller hereby engage Land America Title Company (Mr. Lance Capel) 18551 Von Karman Ave, Suite 100-200 Irvine, California, 92612 phone 949-223-5579, fax (949) 756-0327 (“Escrow Agent”) to act as agent for the parties in closing this transaction and carrying out the terms of this Agreement on the terms and conditions set forth herein.  This Agreement shall constitute escrow instructions to Escrow Agent.  In the event of any inconsistency between the provisions hereof and the provisions of any escrow instructions requested by Escrow Agent, the terms hereof shall govern and control.  If Escrow Agent is not also acting as the title insurer issuing the title insurance policy called for herein, the Buyer and Seller hereby request the Escrow Agent to deliver to the Buyer and Seller upon the Opening of Escrow, a closing protection letter from the title insurer indemnifying the Buyer and Seller from, for and against any losses due to any fraudulent act or breach of escrow instructions by Escrow Agent.  “Opening of Escrow” shall mean the date on which Escrow Agent receives one (1) fully executed original counterpart of this Agreement together with the Initial Deposit.  Escrow Agent shall give Seller and Buyer written notice of the date of Opening of Escrow.  Escrow and the transaction contemplated hereby shall close (referred to herein interchangeably as the “Close of Escrow”, the “Closing”, or by similar words) when all documents and funds necessary to close this transaction have been received by Escrow Agent and the Special Warranty Deed conveying title to Buyer has been recorded.

5.                                       Condition of Title and Property.

(a)                                  Title.  Within five (5) days after the date of Opening of Escrow, Escrow Agent shall provide to Buyer with a Commitment for Title Insurance relating to the Property (which Commitment, together with an amendments thereto is referred to as the “Commitment”), disclosing all matters of record which relate to the title to the Property and Escrow Agent’s requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in paragraph 6.  Escrow Agent shall also cause legible copies of all instruments referred to in the Commitment to be furnished to Buyer.  Buyer shall have the “Title Inspection Period” (as hereafter defined) to object in writing to any matter shown in the Commitment. If Buyer fails to object to any matter set forth on the Commitment within such time period, the condition of title to the Property shall be deemed approved by Buyer. If Buyer does object in writing to any matter disclosed in the Commitment, Buyer shall specify the matter objected to with detail (the “Title Objection Notice”).  Seller shall have ten (10) days after receipt of a Title Objection Notice to attempt to remove the matter objected to by Buyer; it being understood that Seller is under no obligation to remove any matter objected to by Buyer.  If Seller is unable or unwilling (it being understood and agreed the Seller has no obligation to remove any matter objected to by Buyer) to remove the matter set forth in the Title Objection Notice, Buyer shall elect in writing within five (5) days after the expiration of such ten (10) day period, to either: (i) cancel this Agreement and the Escrow and receive a return of all Earnest Money paid; or (ii) close escrow without any reduction in the Purchase Price, canceling and waiving the Title Objection Notice and taking title subject to such matters.  Failure to give notice to Seller of Buyer’s election shall constitute an election to cancel this Agreement and the Escrow.  Notwithstanding anything to the contrary contained herein, Seller shall be required to remove as exceptions to title at the Closing all Monetary Encumbrances (as hereinafter defined) affecting the Property.  “Monetary Encumbrances” shall mean all mortgages, deeds of trust and liens to which Seller is a party or which Seller caused to secure or enforce the payment of money other than liens for taxes not yet due and owing.  Seller shall not place, permit, or cause to be placed any liens or encumbrances on the title to the Property from the date of the Commitment through Closing or thereafter.  If Seller places, permits, or causes a lien or encumbrance on the Property, contrary to the provisions of this Agreement, which can be removed by the payment of money, Escrow Agent is hereby expressly authorized, directed, and instructed to pay such monies in order to remove the lien or encumbrance at Closing from monies otherwise payable to Seller at Closing and the net proceeds otherwise available to Seller at Closing shall be reduced accordingly.  To the extent that monies available to Seller at Closing are insufficient to cause any such lien or encumbrance to be removed, Seller shall, on or before the date set for Closing, cause additional monies to be deposited with Escrow Agent to enable Escrow Agent to remove the lien or encumbrance.

If at any time prior to the Closing, Escrow Agent shall issue an amended Commitment which discloses additional matters, the provisions set forth above in this paragraph 5(a) shall govern the review, objection and resolution obligations of the parties with respect to such additional matters (with Buyer’s objection period shortened to three (3) business days or the Closing Date whichever first occurs, Seller’s objection response period  to ten (10) days or the Closing Date whichever first occurs and with any termination or deemed termination to occur no later than the Closing Date).  If Buyer fails to deliver any objection, Buyer shall be deemed to have elected to proceed to Closing.

Title to the Property shall be conveyed subject only to those liens, easements, rights of way and other encumbrances as may be approved or deemed approved by Buyer as provided in paragraph 5(a) and 5(b) above (the “Permitted Exceptions”).

(b)                                 Survey.  Seller shall, within five (5) days after the Effective Date, provide Buyer with any existing ALTA survey of the Property.  Buyer may, at its cost, cause such survey to be updated (the “Survey”).  Buyer shall have until the end of the Title Inspection Period to object in writing to any matter shown in the Survey. If Buyer fails to object within such time period, the legal description of the Property and any other matters shown in the Survey shall be deemed approved by Buyer.  If Buyer does object in writing to any matter shown in the Survey, Buyer shall specify the matter objected to with detail in the Title Objection Notice.  Seller shall have five (5) days after receipt of a Title Objection Notice to attempt to remove the matter objected to by Buyer; it being understood that Seller is under no obligation to remove any matter objected to by Buyer.  If Seller is unable or unwilling to remove the matter set forth in the Title Objection Notice, Buyer shall elect in writing to Seller and Escrow Agent within five (5) days after the expiration of such five (5) day period, to either: (i) cancel this Agreement and the Escrow and receive a return of all Earnest Money paid; or (ii) close escrow without any reduction in the Purchase Price, canceling and waiving the Title Objection Notice and taking title subject to such matters.  Failure to give notice to Seller of Buyer’s election shall constitute an election to cancel this Agreement and the Escrow pursuant to (i) above.

(c)                                  Property Documents.  Seller shall, within five (5) days after the Effective Date, deliver to Buyer true and correct copies of documents set forth on Exhibit “F” (the “Property Documents”) to the extent such documents exist and are in Seller’s possession or under Seller’s control.  Buyer acknowledges and agrees that Seller’s Property Documents will be provided by Seller to accommodate and facilitate Buyer’s investigations relating to the Land and the Property and that, except as expressly set forth herein, Seller makes no representations and warranties of any kind regarding the accuracy or thoroughness of the information contained in Seller’s Property Documents.  Seller’s obligation pursuant to this paragraph 5(b) is solely to provide current and existing documents.

Buyer shall have the period ending on the date of expiration of the Property Inspection Period to review the Property Documents and perform a feasibility study with respect to the Property which may include reasonable market and engineering studies, leasing and financial investigations, soils tests, drainage studies, confirmation that all utilities including water, electric, gas, sewer and telephone are available to the Property, environmental investigations, confirmation of zoning, and/or such other tests, studies or investigations with respect to the Property as Buyer deems appropriate.

Subject to the rights of Tenants of the Property under their respective Tenant Leases and with reasonable advance notice to Seller and to any applicable Tenant, Seller shall cause access to the Property to be available to Buyer during the Seller’s regular business hours, and the persons so designated by it and shall afford them the opportunity to inspect and perform any tests upon the Property that Buyer deems necessary or appropriate to determine whether the Property is suitable for Buyer’s purposes.  At Seller’s request, Seller and/or the involved Tenant or its designees shall be entitled to accompany Buyer during any such inspection or contact with any Tenant.

If Buyer, after conducting such inspections, investigations, and tests, determines that the Property or any part thereof or the Property Documents, are not, in Buyer’s sole discretion, satisfactory for any reason, then Buyer may elect, at any time on or prior to the date of expiration of the Property Inspection Period, to cancel this Agreement and the Escrow by written notice to Seller and Escrow Agent.  Notwithstanding anything else contained herein to the contrary, if Buyer has not provided Seller with a written notice of approval of the Property or Property Documents prior to the end of the Property Inspection Period, the Property and Property Documents shall be deemed disapproved by Buyer and Buyer shall be deemed to have elected to cancel this Agreement and the Escrow and receive a return of all Earnest Money paid.

Any damage, disturbance or other disruption of the improvements or the Property or other portion of the Property caused by Buyer or its employees, contractors or agents shall be promptly repaired and/or placed in the condition existing prior to disturbance thereof by Buyer or its employees, contractors and agents upon completion of any activities by such parties on or with respect to the Property.

(d)                                 Buyer agrees that it shall keep confidential Seller’s Disclosure Documentation and any rent roll and any information therein or derivative thereof and shall not disclose same to any third parties; provided, however, that Buyer shall have the right to provide such information to its lenders, consultants, attorneys and prospective investors in connection with Buyer’s acquisition of the Property under the following conditions:  (i) Buyer shall instruct the aforesaid parties to maintain the confidentiality of such information; and (ii) at the request of Seller, Buyer shall promptly inform Seller of the identity of each party to whom such information is furnished and when such information was furnished to each party; provided further, however, that Buyer shall have the right to disclose such information as may be required by law.  If the transaction contemplated by this Agreement is not consummated for any reason, Buyer promptly shall deliver to Seller, and Buyer shall instruct its representatives, consultants, attorneys and prospective investors to deliver to Seller, all copies and originals of Seller’s Disclosure Documentation, any derivatives thereof, any other information and materials previously provided by Seller to Buyer, and any reports, studies, evaluations, tests or other documents relating to the Property (other than any such documents which contain proprietary information of Buyer) obtained by Buyer or such parties in connection with Buyer’s inspection or evaluation of the Real Estate and the Property.  The provisions of this paragraph 5(c) shall survive the termination or expiration of this Agreement.

(e)                                  Inspection Indemnity.  Buyer shall indemnify, defend and hold Seller harmless for, from and against any and all losses, defaults, liabilities, causes of action, demands, claims, damage or expenses of every kind including, without limitation, reasonable attorneys’ fees and court costs, arising as a result of each of inspections by Buyer and/or its employees, agents and contractors (“Inspection Indemnity”).  The Inspection Indemnity shall survive the Close of Escrow or any termination or cancellation of this Agreement, and shall not be subject to or limited by, the provisions of paragraph 11 hereof.

(f)                                    Cancellation.   If Buyer cancels this Agreement as provided in this paragraph 5, then (i) Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the Escrow; (ii) Escrow Agent shall return to Buyer all documents Buyer deposited with Escrow Agent in connection with the Escrow; and (iii) Escrow Agent shall return the Earnest Money to Buyer.  Upon such event, this Agreement and the Escrow shall be deemed null and void and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement.  If Buyer does not elect to cancel this Agreement as provided in this paragraph 5, Buyer shall be deemed to have approved all matters concerning the Property.

(g)                                 Satisfaction with Property.  Notwithstanding anything herein to the contrary, Buyer’s obligation to purchase the Property shall be conditioned upon Buyer’s determination, prior to the end of the later of the Property Inspection Period or Title Inspection Period, that the condition of the Property and the feasibility of this transaction are acceptable to Buyer in its sole and absolute discretion.  If Buyer has not provided Seller with a written notice of approval of the Property prior to the end of the Property Inspection Period as provided in this paragraph 5, Buyer shall be deemed to have elected to cancel this Agreement and the Escrow and receive a return of all Earnest Money paid.  Upon any such cancellation of the provisions of paragraph 5(f) shall control.

6.                                       Title Insurance.  Title shall be evidenced by the willingness of the Escrow Agent to issue by the Close of Escrow (i) its extended coverage owner’s form policy of title insurance or its irrevocable commitment to issue the same as soon as is then customary following the Closing (“Title Policy”) in the amount of the Purchase Price showing title to the Property vested in Buyer subject only to the Permitted Exceptions, and (ii) such other endorsements as Buyer may reasonably request.  The cost of the standard coverage portion of the Title Policy shall be paid by Seller.  Buyer shall pay any additional premium for an extended owner’s policy, any lender’s policy requested by Buyer and any endorsements requested by Buyer.

7.                                       Prorations and Payments in Escrow Account.   The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Buyer and shall be prorated (as applicable) through the Escrow on a per diem basis as of 12:01 a.m. on Closing Date:

(a)                                  Rents.  All rental payments under the Leases shall be prorated as of Closing on an accrual basis.   Any checks for rental payments under the Leases received after Closing by Seller or its agents and belonging entirely to Buyer shall be promptly endorsed, without recourse, to Buyer by the payee thereof and promptly transmitted to Buyer; any checks for rental payments under the Leases received after Closing by Seller or its agents and belonging in part to Seller and in part to Buyer shall be promptly deposited by Seller or said agent and the part thereof belonging to Buyer shall be promptly paid to Buyer and the balance shall be retained by Seller.

(i)  Past Due Rents.  In the event that on the Closing Date any Tenant is delinquent in the payment of rental payments under the Leases, including any additional rent billed but unpaid at the time of the Closing, said delinquent rental payments under the Leases shall remain the property of Seller and no proration with respect thereto shall be made at the Closing, and if Buyer collects after Closing such delinquent rental payments under the Leases, Buyer shall remit such delinquent rental payments under the Leases to Seller.  Buyer shall use its reasonable efforts after the Closing Date to collect any delinquent rental payments under the Leases; provided, however, Seller shall not contact any such tenant with respect to Delinquent Rent and Buyer shall not be required to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease.

(ii)  Post-Closing Adjustment Payments. In the event that on the date of Closing there shall be any rental payments under any Tenant Lease which, although relating to a period prior to Closing, do not become due and payable until after Closing (such as monthly utility reimbursements, year end common area expense reimbursements and the like), then Buyer shall invoice the Tenant under such Lease for such amount and any rental payments of such type received by Buyer or Buyer’s agents or Seller or its agents subsequent to the Closing Date shall, to the extent applicable to a period extending through the Closing Date, be prorated between Seller and Buyer as of Closing, and Seller’s portion thereof shall be remitted to Seller promptly following receipt by Buyer after deduction of Seller’s proportionate share of any reasonable costs of collection incurred by Buyer in connection therewith.  Payments of such amounts collected by Buyer shall be accompanied by a report showing how same were calculated and such supplementary documentation as Seller reasonably requests.

(b)                                 Taxes and Assessments.  All real estate taxes and assessments (general and special) with respect to the Property for the current year shall be prorated as of Closing. In the event that tax bills for the current year’s taxes are not available on the Closing Date, taxes shall be prorated based upon the latest available tax bills; provided, that in the event the actual real estate taxes for the tax year in which the Closing occurs differ from the figure on which the proration was based, either Seller or Buyer shall have the right, by notice to the other, to re-prorate such real estate taxes based on the actual taxes figure (by appropriate adjusting payment to be made within ten (10) days following such notice).  Any refunds or overpayments of real estate taxes and assessments attributable to tax years prior to the year in which the Close of Escrow occurs shall be paid to Seller upon receipt, whether such receipt occurs before or after the Close of Escrow.

(c)                                  Utility Expenses and Payments.  Water, sewer, waste fee, fire protection, electric and all other utility expenses and payments due or made with respect to the Property shall be prorated as of Closing on an accrual basis.  Seller shall be responsible for all such expenses of the Property attributable to the period prior to the Closing Date, and Buyer shall be responsible for all such expenses attributable to the period from and after the Closing Date.  Water, sewer, waste fee, fire protection, electric and all other utility accounts shall be transferred to new accounts in Buyer’s name or in the name of Buyer’s designated management agent as of Closing or as soon thereafter as possible.  Seller shall use its reasonable efforts to cause the outstanding charges for all such utilities to be determined and all Seller’s utility meters to be read on the day prior to the Closing Date.

(d)                                 Tenant Deposits.  At Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to all refundable tenant deposits being held by Seller under the Leases.

(e)                                  Lease That Commences Post-Closing.  If the operative provisions of any Lease provide that the commencement date for the Lease, including any extension or renewal of a Lease, shall occur after Opening of Escrow, then in all such events Buyer shall be solely responsible for the payment of all leasing commissions in connection therewith and any tenant improvement costs or allowance, move-in allowance and any other payment to the Tenant thereunder (whether coming due prior to the Closing, if the transaction contemplated by this Agreement closes, in which case any such amount shall be payable to Seller at the Closing, or coming due after the Closing).

(f)                                    Service Contracts.  Amounts payable under any Service Contracts which Buyer hereafter elects to assume, if any, shall not be prorated.  Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter.

(g)                                 Intentionally Deleted

(h)                                 Seller Deposits.  Seller shall be entitled to refunds of all existing deposits, retentions and holdbacks then being held by any governmental entity, any utility company, or other third party, together with all interest accrued thereon.  Buyer shall post new utility deposits.

(i)                                     Closing Costs.  The Closing costs shall be prorated, adjusted and apportioned between Buyer and Seller as follows:

(i)                                     The Escrow fee to be paid one-half by Buyer and one-half by Seller;

(ii)                                  The Title Policy premium(s) shall be paid as provided in paragraph 6 above;

(iii)                               Seller shall pay the recording fee for the Deed and Buyer shall pay the Affidavit of Value fee and all other recording and filing fees;

(iv)                              Any other costs shall be prorated between Buyer and Seller per customary real estate practice in Maricopa County, Arizona; and

(v)                                 Except as expressly set forth herein, each party shall pay its own legal fees in connection with this transaction.

(j)                                     Construction Loan Extension Fees.  Buyer acknowledges that Seller may be required to extend Seller’s construction loan prior to the Closing Date.  If Seller is charged any extension fee(s) with regard to an extension of Seller’s construction loan on or before the Closing Date at Closing, Buyer shall deposit with Escrow Agent all extension fees payable by Seller to extend such construction loan, up to the amount of $50,000.  Such amount shall be paid in addition to the Purchase Price.

8.                                       Condemnation/Casualty Loss.

(a)                                  Condemnation.  If, prior to the Closing, Seller receives notice that all or a Material Portion (as hereinafter defined) of the Property is to be condemned, Seller shall as soon as is reasonably possible give Buyer notice thereof (a “Condemnation Notice”) and Buyer shall have the right to terminate this Agreement and the Escrow upon written notice delivered within ten (10) days after Buyer’s receipt of a Condemnation Notice (which notice must contain the amount of compensation offered for such condemnation).  If Buyer so terminates this Agreement then this Agreement and the Escrow shall become null and void, Buyer shall be entitled to a return of the Earnest Money and Seller and Buyer shall have no further rights or obligations hereunder, except as otherwise provided herein; provided, however, that if Buyer elects not to terminate this Agreement the purchase contemplated herein shall be consummated, without reduction of the Purchase Price, within the later of five (5) days after the expiration of such ten (10) day period or on the Closing, in which event Buyer shall be entitled to all condemnation proceeds applicable to Seller’s interest in the Property.  Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to such condemnation proceeds necessary to give full effect to this paragraph.  As used herein, a “Material Portion” shall mean five percent (5%) or more of the aggregate gross leasable area of the premises demised under the Leases.

(b)                                 Casualty.  In the event of the loss of all or a Material Portion of the Property due to casualty after the date hereof and prior to the Closing Date, the risk of loss shall be on Seller; provided, however, Seller shall as soon as is reasonably possible give notice thereof to Buyer (a “Casualty Notice”) and Buyer may, by written notice given to Seller within ten (10) days following receipt of such Casualty Notice, elect either to (i) cancel and terminate this Agreement and the Escrow and receive the return of the Earnest Money, or (ii) receive, by assignment from Seller, all insurance proceeds, if any, received and/or to be received by Seller as a result of such casualty (in which case the parties shall proceed to consummate the transaction without any resulting adjustment of the Purchase Price).  In the event of a casualty loss involving less that a Material Portion of the Property, Buyer’s sole and exclusive remedy shall be as described in clause (ii) above.

9.                                       Closing.  Close of Escrow shall take place at the offices of Escrow Agent or where the parties may otherwise mutually agree, on October 1, 2007 (the “Closing Date”).

10.                                 Default of Buyer or Seller.

(a)                                  Buyer’s Default; Liquidated Damages.  If Buyer breaches its obligation to purchase the Property in accordance with the terms of this Agreement and Close of Escrow fails to occur by reason of such breach, then Seller’s sole and exclusive right and remedy for such breach shall be to terminate this Agreement and cancel the Escrow by written notice to Buyer and Escrow Agent in which event Escrow Agent shall pay the Earnest Money and all accrued interest thereon to Seller.  Seller waives all other remedies for such breach.

THE EARNEST MONEY SHALL CONSTITUTE LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES THAT SELLER WOULD INCUR AS A RESULT OF THE BREACH BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY.  THE PARTIES AGREE THAT THE EARNEST MONEY IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND SHALL CONSTITUTE LIQUIDATED DAMAGES IN ACCORDANCE WITH ARIZONA LAW.  SELLER WAIVES ALL OTHER REMEDIES FOR BUYER’S BREACH OF ITS OBLIGATION TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

(b)                                 Seller’s Default.  If Seller breaches its obligation to sell the Property to Buyer in accordance with the terms of this Agreement and Escrow fails to close by reason of such breach, then Buyer as its sole right and exclusive remedy may either (i) treat this Agreement as being in full force and effect and seek specific performance and other appropriate relief to include costs and attorney’s fees; or (ii) treat this Agreement as terminated and the Escrow cancelled by written notice to Seller and Escrow Agent, in which case the Earnest Money shall be returned to Buyer.  Notwithstanding the foregoing, if the remedy of specific performance is not available to Buyer because Seller has sold the Property or because of Seller’s willful misconduct, Buyer may maintain an action for damages against Seller, but in no event, shall damages include consequential, punitive or exemplary damages.

11.                                 Representations and Covenants of Seller.  Seller represents, warrants and covenants to Buyer as follows:

(a)                                  Seller is a limited liability company duly organized and validly existing under the laws of the State of Arizona;

(b)                                 Seller has full power to carry out the transactions provided for in this Agreement, and the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated herein have been duly and validly authorized by all necessary action on Seller’s part, and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms subject to the effect of liquidation, rehabilitation, conservatorship, bankruptcy, insolvency, moratorium, reorganization, rearrangement, fraudulent transfer, receivership or similar laws or judicial decisions relating to or affecting the rights of creditors generally;

(c)                                There is no agreement between Seller and any third party under which Seller or its successors in interest is or could become obligated to (i) sell the Property or any portion thereof to a third party, (ii) grant or dedicate any part of the Property, or (iii) grant any easement, water rights, rights-of-way, roads, licenses, ingress, egress or other use with respect to any part of the Property;

(d)                                 To Seller’s actual knowledge, except as will be shown on the Commitment or Rent Roll to be delivered to Buyer, there are no unrecorded leaseholds, easements, vendor rights, liens, encumbrances, restrictions or other agreements which may affect the title, possession, use or occupancy of the Property;

(e)                                  Seller has not been served with any suits, proceedings, or judgments affecting the Property, nor to Seller’s actual knowledge are any of the same threatened, which could materially and adversely affect the Property.  Seller has not been served with any suits relating to the Leases and, to Seller’s actual knowledge, there is no threatened or pending litigation with respect to any of the Leases;

(f)                                    To Seller’s actual knowledge, Seller is not in violation of any material law, ordinance, regulations, orders or other requirements from any governmental authorities concerning the Property; Seller has received no written notice of violation of any laws, ordinances, regulations, orders or other requirements from any governmental authorities concerning the Property.  In the event Seller receives any such notices or becomes aware of any such violation prior to Closing, Seller shall so notify Buyer in writing, and if Seller is unable to cure such violation within a reasonable time, Buyer may, at its option, terminate this Agreement and the Escrow, in which event the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement;

(g)                                 To Seller’s actual knowledge, and except as may be set forth in the Phase I Environmental Site Assessment obtained by or delivered to Buyer: (i) no hazardous waste, toxic materials or other substances the production, storage, disposal, collection or treatment of which is regulated by any governmental authorities because of their hazardous, toxic or dangerous nature (collectively “Hazardous Materials”) were in any material amount deposited, discharged, placed, stored, collected, disposed of or released into the environment at, on or under the Property, and (ii) there has been no contamination at the Property which would constitute a violation of any applicable law or create any liability for a clean-up of the Property.  To Seller’s actual knowledge except as may be set forth in the Phase I Environmental Site Assessment delivered to or obtained by Seller:, there are no investigations, inquiries or other proceedings by any governmental authorities relating to the presence of Hazardous Materials on the Property, the migration of Hazardous Materials from or to the Property or otherwise respecting Hazardous Materials in connection with the Property;

(h)                                 To Seller’ actual knowledge, there are no pending or contemplated condemnation, rezoning or other proceedings against the Property or any portion thereof; and

(i)                                     Seller is not a party to any bankruptcy or similar proceeding, nor to Seller’s actual knowledge, are there any other matters pending which would adversely affect Seller’s ability to sell the Property as provided herein.

(j)                                     Between the Effective Date and the Closing Date:

(i)                                     Seller will not commit any default under any of the Leases or any of the Service Contracts;

(ii)                                  Seller will not amend or cancel any Service Contract or any Lease except for nonpayment of rent, will not renew or extend any Service Contract or Lease , and will not enter into any new lease or new service contract for all or any part of the Property (other than any Lease or Service Contract  pending as of the Effective Date, which such pending Leases or Service Contracts as of the date hereof are set forth on Schedule 11.3), without in each case the prior express written consent of Buyer, which consent will not be unreasonably withheld or delayed;  and

(iv)                              Seller will maintain current fire and extended coverage casualty insurance in force with respect to the Project to the date of Closing.

The foregoing representations shall be true as of the date hereof and as of the date of Closing and shall survive the Closing for a period of six (6) calendar months.

12.                                 Representations of Buyer.  Buyer represents to Seller as follows:

(a)                                  Buyer is an entity which as of the date of Closing will be duly organized and validly existing in the state of its formation and duly qualified under the laws of the State of Arizona;

(b)                                 Buyer has full power to carry out the transactions provided for in this Agreement.  The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all necessary actions on Buyer’s part, and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject to the effect of liquidation, rehabilitation, conservatorship, bankruptcy, insolvency, moratorium, reorganization, rearrangement, fraudulent transfer, receivership or similar laws or judicial decisions relating to or affecting the rights of creditors generally;

(c)                                  Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor the compliance by Buyer with any of the provisions hereof will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties;

(d)                                 Buyer is not a party to any bankruptcy or similar proceeding, nor are there any other matters pending which would affect Buyer’s ability to purchase the Property as provided herein.

The foregoing representations shall be true as of the date hereof and as of the date of the Closing and shall survive the Closing.

13.                                 Commissions.   Except as provided herein, each party represents and warrants that it has not in any way obligated the other to pay any broker, finder or any other person or agent any commission or finder’s fee in connection with the execution of this Agreement, or the consummation of the transactions contemplated hereby.  Each party agrees to indemnify and hold the other party harmless for, from and against all loss or damage including, without limitation, reasonable attorneys’ fees, arising out of the breach of such representation and warranty by the indemnifying party, which indemnity shall survive termination of this Agreement.  If this transaction closes, Seller shall pay a real estate commission at Closing to Cushman & Wakefield (the “Broker”) pursuant to a separate written agreement, and Seller shall indemnify and hold Buyer harmless from any claim with regard thereto.  Notwithstanding anything to the contrary in this Agreement or in any other agreement with the Broker, no commission shall be payable to Broker in the event the sale contemplated by this Agreement is not consummated for any reason.  Broker shall not be a third party beneficiary in any agreement reached by Seller and Buyer and joinder or approval of Broker shall not be required for any agreement.

14.                                 Conditions to Closing Required by Buyer.  In addition to any other conditions set forth elsewhere in this Agreement, the following shall be conditions precedent to the Closing, unless specifically waived in writing by Buyer prior to the Closing:

(a)                                  Except as otherwise provided in this Agreement, there shall have been no material adverse change in the condition of title to the Property or otherwise to the Property after the Effective Date.

(b)                                 Seller shall have materially performed, satisfied and complied with all covenants, agreements and conditions to be performed or complied with by Seller at or before the Closing and shall deliver all instruments required or contemplated by this Agreement, including without limitation those items set forth in paragraph 16.

(c)                                  The representations and warranties of Seller in this Agreement shall be true and correct as of the Closing as if made at the Closing.

(d)                                 On or before the fourteenth (14th) day prior to the Closing Date, Buyer shall have received and approved estoppel certificates with respect to the Leases from tenants leasing no less than 90% of the space in the Property (“Estoppel Certificates”), including all Major Leases at the Property.  As used herein “Major Lease” means any lease covering more than 15,000 rentable square feet or more than ten percent (10%) of the gross rentable square feet of the Property.   The Estoppel Certificates shall be in form attached hereto as Exhibit “G” and shall not disclose the existence of any default under the Leases and shall contain information that is consistent with and confirms (a) the terms of the Leases, (b) the information contained in the rent rolls delivered by Seller to Buyer, and (c) the information contained in the account receivable aging report of the Property delivered by Seller to Buyer.  Seller shall deliver copies of the Estoppel Certificates promptly after their receipt from any tenant.   If the Estoppel Certificates are not delivered on or before the fourteenth (14th) day prior to the Closing Date or are not satisfactory to Buyer, Buyer may elect to terminate this Agreement and the Escrow by written notice to Seller and Escrow Agent on or before the fourteenth (14th) day prior to the Closing Date, in which event all Earnest Money shall be returned to Buyer and the parties shall have no further rights of obligations hereunder except those which expressly are stated to survive the termination of this Agreement.

(e)                                  Escrow Agent shall have delivered the Title Policy or Escrow Agent shall be irrevocably committed to deliver the Title Policy immediately following the Closing.

If the foregoing conditions have not been satisfied by the Closing Date (or such earlier date as may be specified above), Buyer shall have the option to (i) waive any unsatisfied condition, (ii) extend the Closing date for thirty (30) days to permit such condition to be satisfied or (iii) cancel this Agreement and the Escrow.  If this Agreement is canceled because one or more of the foregoing conditions are not met then the Earnest Money shall be returned to Buyer and, except as otherwise provided herein, neither party shall have any further obligations to the other hereunder, except that if this Agreement is canceled because of Seller’s breach hereof, the provisions of paragraph 10 shall control.

15.                                 Conditions to Closing Required by Seller.  In addition to any other conditions set forth elsewhere in this Agreement, the following shall be conditions precedent to the Closing, unless specifically waived in writing by Seller prior to the Closing:

(a)                                  Buyer shall have performed, satisfied and complied with all material covenants, agreements and conditions to be performed or complied with by Buyer at or before the Closing and shall deliver all instruments required or contemplated by this Agreement, including without limitation those items set forth in paragraph 17; and

(b)                                 The representations and warranties of Buyer in this Agreement shall be true and correct as of the Closing as if made at the Closing.

If the foregoing conditions have not been satisfied by the Closing Date, Seller shall have the option either to waive any unsatisfied condition or to cancel this Agreement pursuant to paragraph 10(a).  If this Agreement is canceled because one or more of the foregoing conditions is not met, then the Earnest Money shall be paid as herein provided, and, except as otherwise may be provided herein, neither party shall have any further obligations to the other hereunder or under the Escrow Instructions, except that if this Agreement is canceled because of Buyer’s breach hereof, the provisions of paragraph 10 shall control.

16.                                 Seller’s Deliveries at Closing.  At the Closing, Seller shall deliver or cause the Escrow Agent to deliver to Buyer the following:

(a)                                  The Deed, the Lease Assignment, the Intangibles Assignment and the Bill of Sale;

(b)                                 Notices to each of the tenants under the Leases notifying them of the sale of the Land and Improvements and directing them to pay future rent to Buyer;

(c)                                  An updated Rent Roll;

(d)                                 Exclusive possession of the Property, subject to the Leases;

(e)                                  A certification executed by Seller, pursuant to and in full compliance with Section 1445 of the Internal Revenue Code and the regulations issued thereunder, declaring that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and Income Tax Regulations.  Seller understands that such certificate may be made available to the Internal Revenue Service.

(f)                                    Pursuant to Section 1521 of the Tax Reform Act of 1986, the information required to be provided to the closing agent to complete 1099 reporting to the Internal Revenue Service;

(g)                                 The original Property Documents, including, without limitation, original copies of the Leases and Service Contracts;

 (h)                              Keys to all locks on the Property in the possession of Seller or its agents; and

(i)                                     Such evidence as may be reasonably requested by Escrow Agent evidencing the status and capacity of Seller and the authority of the persons who are executing the various closing documents on behalf of Seller in connection with the Agreement.

All agreements and instruments to be delivered to Buyer shall have been duly executed and, where appropriate, acknowledged by the parties thereto.  The foregoing is intended as a summary of items to be delivered at the Closing and shall not be construed to limit or waive any obligations of Seller under this Agreement.

17.                                 Buyer’s Deliveries at Closing.  At the Closing, Buyer shall deliver or cause the Escrow Agent to deliver to Seller the following:

(a)                                  The sums required under paragraph 2;

(b)                                 The net amounts, if any, credited to Seller from the prorations pursuant to the settlement statement approved by Buyer and Seller;

(c)                                  Such evidence as may be reasonably requested by Escrow Agent evidencing the status and capacity of Buyer and the authority of the persons who are executing the various closing documents on behalf of Buyer in connection with the Agreement; and

(d)                                 Such other documents and instruments as may be required for the Closing.

All agreements and instruments to be delivered to Seller shall have been duly executed and, where appropriate, acknowledged by the parties thereto.  The foregoing is intended as a summary of items to be delivered at the Closing and shall not be construed to limit or waive any obligations of Buyer under this Agreement.

18.                                 Assignability.  Neither this Agreement nor any of the rights or obligations of Buyer hereunder shall be transferred or assigned by Buyer without the prior written consent of Seller.  Any unauthorized assignment shall be void.  Notwithstanding the foregoing, Buyer shall have the right to assign Buyer’s interest in this Agreement to an entity that is controlled by the same entity that controls Buyer  (“Assignee”) as long as (i) Buyer gives Seller written notice of any such assignment at least five business days prior to the scheduled Closing Date, which notice shall be accompanied by an Assignment and Assumption of this Agreement, duly executed by Buyer and the Assignee, in form and substance reasonably acceptable to Seller, (ii) any and all terms, provisions and conditions applicable to Buyer hereunder (including, without limitation, any and all representations, warranties and covenants of Buyer hereunder) are also applicable to Assignee as if Buyer and Assignee were jointly responsible and liable therefor, (iii) Buyer gives Seller any information reasonably requested by Seller with respect to the identity and ownership of Assignee to evidence that it is controlled by Buyer, and (iv) in no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation occurring hereunder.

19.                                 Interpretation.  This Agreement shall be interpreted according to its fair meaning and neither for nor against either party hereto regardless of which party caused the same to be drafted.  Where appropriate, references to one gender shall be deemed to include any other gender and references to the singular or the plural shall be deemed to include either the singular or the plural.  Nothing contained herein shall be deemed to create a partnership or joint venture between Buyer and Seller, it being agreed that their relationship is that of an independent contractor.

20.                                 Time/Extensions.  Unless provided to the contrary in any particular provision, all time periods shall refer to calendar days and shall expire at 5:00 p.m., Phoenix, Arizona Time, on the last of such days; provided, however, that if the time for the performance of any obligation expires on a day other than a business day (any day other than a Saturday, Sunday or legal holiday), the time for performance shall be extended to the next succeeding day which is a business day.  Time is of the essence of this Agreement.  Any extension of time granted for the performance of any obligation under this Agreement shall not be considered an extension of time for the performance of any other obligation.

21.                                 Severability.  If any provision (or portion thereof) of this Agreement, or its application to any party, is declared invalid, illegal, void or unenforceable in any respect, such provision (or portion thereof) shall be deemed severed from this Agreement and shall be replaced by a provision which the court determines to be substantially equivalent to that stricken, but modified to the extent necessary to cure such invalidity, illegality or unenforceability, in order to give effect to the overall underlying intent of the parties (as demonstrated by the provisions originally contained herein), and the balance of the Agreement shall otherwise remain in full force and effect and shall not be affected thereby.

22.                                 Exhibits and Recitals.  Each exhibit attached to this Agreement and each recital is incorporated and made a part of this Agreement by this reference.

23.                                 Notices.  All notices, demands, approvals, instructions or other communications (“Notices”) required or permitted hereunder shall be in writing and be given by personal delivery, facsimile transmission (followed by mailing), recognized overnight courier or mail, and shall be deemed given and effectively served upon delivery, or if mailed, upon mailing provided it is thereafter actually delivered (or refused) and is mailed (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto; provided, however, a notice of change of address for Notices shall not be deemed made until actually received.  Refusal to accept delivery or to sign a receipt, or the inability to deliver because of a changed address of which no notice previously was given, shall constitute actual receipt.  Whenever a party has the right or is required to do some act or give some Notice within a prescribed period after the service of a Notice upon that party and the Notice is served by mail only, three (3) days shall be added to the prescribed period for response.  Copies of all Notices given to Buyer or Seller shall be delivered, faxed or mailed, in the manner set forth above, to Escrow Agent as well as the other party, and copies of all Notices given to Escrow Agent shall be delivered, faxed or mailed, in the manner set forth above, to the other party.  Any of the parties to this Agreement may, by Notice given as aforesaid, change its address or designate different recipients for the receipt of all subsequent Notices; provided, however, that no party may require Notices to it to be sent to more than three (3) addresses.  A copy of all Notices shall be sent as follows:

If to Buyer, to:	Cornerstone Operating Partnership, L.P.,
1920 Main Street, Suite 400,
Irvine, California 92614
Attn: Robert C. Peterson
Fax: (949) 250-0592

with a copy to:	James A. Burns, Esq.
Carson Messinger Elliott
Laughlin & Ragan, P.L.L.C.
3300 North Central Avenue, Suite 1900
Phoenix, Arizona 85012
Fax: (602) 277-4507

If to Seller, to:	LaPour Deer Valley North, L.L.C.
c/o LaPour Partners, Inc.
5525 S. Decatur Blvd., #101
Las Vegas, Nevada 89118
Fax: (702) 222-0961

with a copy to:	James F. Byrne, Jr., Esq.
Byrne & Shaw, PLLC
2111 E. Highland Ave., #215
Phoenix, Arizona 85016
Fax: (602) 522-8145

24.                                 Entire Contract/Amendments.  This Agreement and any document(s) executed contemporaneously herewith, contain the complete agreement between the parties hereto with respect to the subject matter hereof, and all prior representations, promises and understandings (whether written or oral, express or implied) and letters of intent, if ever they existed, have been superseded by such instruments or have been merged therein.  No provision of this Agreement may be amended, deleted or supplemented except by a written instrument dated and executed by both Buyer and Seller.

25.                                 Representation/Attorneys’ Fees.  Each of the parties acknowledges that such party has been, or has had the opportunity to be, represented by an attorney in connection with the preparation, execution and delivery of this Agreement.  In the event “legal proceedings” are brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect for the breach hereof or for the interpretation of any provision herein in dispute, or to participate in any bankruptcy or reorganization proceeding involving the other party, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, expert witness fees and costs, court costs, costs of investigation and other related expenses incurred in connection therewith.  If suit is instituted, attorneys’ fees shall be fixed by the Judge of the Court.  “Legal proceedings” include lower court action, appeal from a lower court judgment, special action in an appellate court, and any proceeding in state or federal bankruptcy court.  The “prevailing party” as used in the context of proceedings: (i) in the bankruptcy court means the prevailing party in an adversary proceeding or contested matter, and all other actions taken by the non-bankruptcy party which are reasonably necessary to protect its rights under this Agreement; and, (ii) in any court other than a bankruptcy court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

26.                                 Additional Instruments.  Each party shall, promptly upon the request of the other party hereto, execute and have acknowledged and delivered to the other party any and all additional instruments and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

27.                                 Binding Effect.  Except as limited by the provisions hereof relative to assignments, this Agreement shall be binding upon and inure to the benefit of Buyer, Seller, Escrow Agent and their respective heirs, executors, personal representatives, successors and permitted assigns, but shall not be enforceable by, nor inure to the benefit of, any third parties.

28.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

29.                                 No Survival.  Except as is otherwise in this Agreement specifically provided, no agreement, covenant, warranty or representation contained herein shall be deemed a continuing one or shall survive Close of Escrow or any termination of the Agreement.

30.                                 Captions.  The captions of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

31.                                 Counterparts.  This Agreement may be executed in counterparts, and any set of counterparts containing original signatures of both Buyer and Seller shall constitute an original Agreement for all purposes, but all of which shall constitute only one agreement.

32.                                 Waiver.  No provision of this Agreement, no breach thereof and no right or remedy becoming available upon the happening of such breach can be waived except by a written instrument dated and executed by the party against whom enforcement of such waiver is sought.  All waivers shall apply to the particular instance and at the particular time only, and no waiver shall be deemed a continuing one or as applying to any other provision hereof or breach thereof of other available right or remedy.

33.                                 Expiration of Offer/Date of Agreement.  Neither the submission of this document by any party to the other for review, nor the revision thereof by any other party, shall constitute an offer or counter-offer of any kind by any party, and this Agreement shall become effective only upon execution and delivery thereof by the parties hereto.  This Agreement is being executed first by Buyer and then presented to Seller for execution.  Each party shall date this Agreement beside its signature as of the date of such signature.  Upon Buyer’s execution, this Agreement shall constitute an offer, which if not accepted by Seller’s execution and delivery of this Agreement to Escrow Agent on or before August 9, 2007, shall be deemed to expire and be of no further force or effect unless extended or otherwise agreed to by Buyer.  The date of this Agreement shall be the date of its acceptance by Seller, which date shall be entered on the first page of this Agreement by Seller or Escrow Agent.

34.                                 Tax Deferred Exchange.   Buyer acknowledges that Seller may desires to treat this transaction, if concluded, as the sale of the Property as a “like-kind” exchange under IRC Section1031.  Buyer agrees to reasonably cooperate with Buyer in such transaction so long as (a) Closing is not delayed beyond the date provided in this Agreement, and (b) Buyer is not obligated to incur any expense in connection with such exchange.

35.                                 Press Releases and Announcements.  Prior to the Closing Date, none of the parties hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby without prior written approval of the other party hereto.  Buyer and Seller agree to instruct their respective brokers to comply with the provisions of this paragraph 35.

36.                                 Records.  Upon Buyer’s request, for a period of two (2) years after Closing, Seller (or Seller’s owner or Manager) shall make the operating statements and any and all books, records, , correspondence, financial data (including receipts and expenditures), Leases, delinquency reports and all other documents and matters maintained by Seller pertaining to the Property for the three (3) most recent full calendar years and the current calendar year (collectively, the “Records”) available to Buyer for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense.  Seller shall provide Buyer, but without expense to Seller, with copies of, or access to, such factual information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission in connection with the purchase of the Property.

37.                               Audit Letter.  Seller agrees to execute and deliver to Buyers auditors, within ten (10) days after the date of Opening of Escrow, an audit letter in the form attached hereto as Exhibit “H”.

38.                               “AS IS” SALE.  Except for Seller’s express representations and warranties set forth in paragraph 11 hereof, Buyer acknowledges that, as a material inducement to the execution and delivery of this Agreement by Seller, neither Seller nor its members, partners or agents has made or will make any representations or warranties, express or implied, oral or written, regarding this transaction or regarding any matter pertaining to the Property or the Land or its use including: (i) the physical condition, zoning, use, value, intended use or other condition of the Property or the Land; (ii) its merchantability; (iii) fitness for a particular purpose of the Property or the Land; (iv) the physical condition, environmental condition, compliance with codes and other laws, zoning, use, value, intended use or other condition of any neighboring property; or (v) the classification of the Property or Land for determining the assessed value of the Property or Land for ad valorem tax purposes.  Except for Seller’s representations and warranties set forth in paragraph 11 hereof, Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Property or the Land or relating thereto made or furnished by Seller, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, verbally or in writing, unless specifically set forth in this Agreement.  Buyer further acknowledges that Buyer is purchasing the Property in “AS IS” physical condition and in an “AS IS” state of repair, with all faults, except as otherwise set forth in this Agreement.  Buyer accepts and agrees to bear all risks regarding all attributes and conditions, latent or otherwise of the Property and the Land.  Seller shall have no responsibility, liability or obligation following the Closing relating to any conditions whatsoever respecting in any way the Property or the Land, and Buyer hereby releases Seller, its officers, members, directors, employees and agents with respect to such conditions.  In particular, but without in any way limiting the foregoing, Buyer hereby releases Seller from any and all responsibility, liability and claims for or arising out of the presence on or about the Property or the Land or any property in the vicinity of the Property or the Land (including in the soil, air, structures and surface and subsurface water) of Hazardous Materials, wastes or substances that are or become regulated under, or that are or become classified as toxic or hazardous, under any Environmental Law, including, without limitation, petroleum, oil, gasoline or other petroleum products, byproducts or waste.  As used herein, “Environmental Law” shall mean, as amended and in effect from time to time, any federal, state or local statute, ordinance, rule, regulation, judicial decision, or the judgment or decree of a governmental authority, arbitrator or other private adjudicator by which Buyer or the Property or the Land is bound, pertaining to health, industrial hygiene, occupational safety or the environment, including, without limitation, the Conservation & Recovery Act of 1976, and the Arizona Environmental Quality Act, Title 49, Arizona Revised Statutes, and all rules adopted and guidelines promulgated pursuant to the foregoing.

39.                               IRS Real Estate Sales Reporting.  Buyer and Seller hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e).  Escrow Agent shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e).  Escrow Agent agrees to comply with the provisions of Executive Order 13224 regarding the Specially Designated Nationals Blocked Persons list.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

“Buyer”

CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation

By:

Its:

“Seller”

LAPOUR DEER VALLEY NORTH, L.L.C., an
Arizona limited liability company

By:	LaPour Partners, Inc., a Nevada corporation,
its Manager

By:
Jeffrey S. LaPour, President